Exhibit 4.2

NUMBER	SHARES

C-

DD3 ACQUISITION CORP. III

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that	CUSIP [●]

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE CLASS A COMMON STOCK OF

DD3 ACQUISITION CORP. III

(the “Company”)

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its shares of Class A common stock if it is unable to complete an initial business combination within the time period set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus dated                , 2021.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile signatures of the duly authorized officers of the Company.

Dated:

Chief Executive Officer	Chief Financial Officer

DD3 Acquisition Corp. III

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and hereby irrevocably constitutes and appoints                                                                            Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated ______________, 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in its initial public offering because it does not consummate an initial business combination within the period of time (the “Completion Period”) set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”), (ii) the Completion Period is extended by a stockholder vote or the Company seeks to amend any provisions of the Charter (A) to modify the substance or timing of the Company’s obligations with respect to conversion rights as described in the Company’s final prospectus dated ______________, 2021 or (B) with respect to any other material provision relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to convert his, her or its respective shares of Class A common stock upon consummation of, or sell his, her or its shares of Class A common stock in a tender offer in connection with, an initial business combination which the Company consummates. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.